UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2008
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

111 N. Sepulveda Blvd., Suite 250
Manhattan Beach, CA		90266
(Address of principal executive offices)		(Zip Code)

(310) 937-1511
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2008, Doral Energy Corp. (the “Company”) entered into an agreement with Arena Resources, Inc. (“Arena”) to acquire title work and due diligence (the “Title Work”) performed by Arena on certain oil and gas properties located in Eddy County, in southeastern New Mexico (the “Hanson Leases”). The Company currently has an agreement in place to acquire the Hanson Leases from J. Warren Hanson, an individual doing business as Hanson Energy. See the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2008. Arena has agreed to provide the Company with full and complete access to the Title Work in exchange for the Company’s agreement to pay Arena $71,914.94 upon closing of the Company’s transaction with Hanson Energy. If the transaction with Hanson Energy does not close, the Company is not obligated to make any payments to Arena.

A copy of the agreement has been attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Agreement dated May 12, 2008 between Doral Energy Corp. and Arena Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: May 27, 2008
	By:	/s/ Paul C. Kirkitelos

PAUL C. KIRKITELOS
Chief Executive Officer, Chief Financial
Officer, President, Secretary and Treasurer